UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 5, 2020

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 1608, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Global Market

Item 1.01	Entry into Material Definitive Agreement.

On May 5, 2020, Tonix Pharmaceuticals (Canada) Inc. (a wholly owned subsidiary of Tonix Pharmaceuticals Holding Corp. (the “Company”)) (“Tonix”) and The Governors of the University of Alberta. (“University of Alberta”) entered into an exclusive License Agreement (the “License Agreement”), pursuant to which University of Alberta granted to Tonix an exclusive, royalty-free license, with the right to sublicense, certain patents and technical information related to novel horsepox-based vaccines and to develop and commercialize products (each, a “Product”) thereunder for the prevention of COVID-19 (the “Field”). Tonix and the University of Alberta also entered into a Research Service Agreement (the “Service Agreement”) on May 6, 2020 pursuant to which the University of Alberta will conduct specified research services in connection with the Products. The University of Alberta retained the right to develop Products outside of the Field, and within the Field for non-commercial and educational use.

The License Agreement and Service Agreement may be terminated by either party for cause and contain customary indemnification provisions.

The foregoing description of the License Agreement and Service Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2020. Certain terms of the Service Agreement have been omitted from this Form 8-K and will be omitted from the version to be filed as an exhibit to the Form 10-Q.

A press release issued by the Company in connection with the License Agreement is included as Exhibit 99.1 hereto.

Item 8.01	Other Events.

Certain Quarter Ended March 31, 2020 Financial Results (Unaudited)

Cash used in operating activities for the three months ended March 31, 2020 are expected to be approximately $9.3 million.

The Company has not completed the preparation of its unaudited financial statements for the quarter ended March 31, 2020 and additional details with respect to the results of operations for the quarter ended March 31, 2020 are not yet available.

Cash Position

As of March 31, 2020, the Company had cash and cash equivalents of $30.7 million, compared to $11.2 million at December 31, 2019. The Company had no debt outstanding at March 31, 2020.

Forward-Looking Statements

The March 31, 2020 financial results contained in this Current Report on Form 8-K are subject to finalization in connection with the preparation of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. This Current Report on Form 8-K may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are often identified by terms such as “believe,” “continue,” “look forward,” “will” and similar expressions. Such forward-looking statements include, among others, statements about Registrant’s preliminary March 31, 2020 financial information. These forward-looking statements are based on information currently available to the Company and its current plans or expectations, and are subject to a number of uncertainties and risks that could significantly affect current plans. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including the  risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; delays and uncertainties caused by the global COVID-19 pandemic; risks related to the timing and progress of clinical development of the Company’s product candidates; the Company’s need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; substantial competition; and  the risks and uncertainties about the Company’s business described in the “Risk Factors” sections of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 and its other filings with the United States Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	99.01	Press Release dated May 7, 2020, issued by the Company.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: May 7, 2020	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer